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                                                                    Exhibit 99.1

                   GLOBE HOMESTEAD FEDERAL SAVINGS ASSOCIATION
                             4051 VETERANS BOULEVARD
                                    SUITE 100
                            METAIRIE, LOUISIANA 70002

                                 (504) 887-0057

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                         To Be Held On __________, 2001

         NOTICE IS HEREBY GIVEN that a special meeting ("Special Meeting") of the members of Globe Homestead Federal Savings Association (the "Bank") will be held at the Bank's office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002 on __________, 2001, at 11:00 a.m., Central Time, to consider and vote upon:

         1. The approval of a Plan of Conversion ("Plan of Conversion") pursuant to which the Bank would be converted from a federally chartered mutual savings association to a federally chartered stock savings bank and issue all of its capital stock to a holding company, Globe Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock Charter and new Bylaws of the Bank; and

         2. Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         The Board of Directors has fixed ____________, 2001 as the voting record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Bank of record as of the close of business on that date who continue to be members on the date of the Special Meeting will be entitled to vote at the Special Meeting or at any such adjournment.

                                       By Order of the Board of Directors


                                       Thomas J. Exnicios, President and
                                         Chief Executive Officer

Metairie, Louisiana
____________, 2001


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         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE
ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.
--------------------------------------------------------------------------------




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                   GLOBE HOMESTEAD FEDERAL SAVINGS ASSOCIATION


                                  -------------

                                 PROXY STATEMENT

                                  -------------



                           SPECIAL MEETING OF MEMBERS
                         TO BE HELD ON____________, 2001

                                  INTRODUCTION

         This Proxy Statement is being furnished to members of Globe Homestead Federal Savings Association (the "Bank") as of the close of business on ____________, 2001 in connection with the solicitation by the Board of Directors of the Bank of proxies to be voted at the Special Meeting of Members of the Bank (the "Special Meeting"), and at any adjournments thereof. The Special Meeting will be held on ____________, 2001, at the Bank's office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002 at 11:00 A.M., Central Time. This Special Meeting is being held for the purpose of considering and voting upon the Plan of Conversion under which the Bank would be converted from a federally chartered mutual savings association to a federally chartered stock savings bank, with the concurrent sale of all of the Bank's capital stock to Globe Bancorp, Inc. (the "Company"), and the sale by the Company of shares of its common stock to the public in a subscription offering and, if necessary, in a community offering. The simultaneous conversion of the Bank to stock form, the issuance of the Bank's capital stock to the Company, and the offer and sale of the common stock by the Company, all pursuant to the Plan of Conversion, are referred to herein as the "Conversion." References to the Bank shall include the Bank in either its mutual or stock form as indicated by the context.

         VOTING IN FAVOR OF OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF THE NEW FEDERAL STOCK CHARTER AND BYLAWS OF THE BANK.

         VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE COMMON STOCK OF THE COMPANY. A COPY OF THE COMPANY'S PROSPECTUS ACCOMPANIES THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SEE "INCORPORATION OF INFORMATION BY REFERENCE," "HOW TO OBTAIN ADDITIONAL INFORMATION" AND "AVAILABLE INFORMATION."



                                       1
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                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Depositors as of the close of business on ____________, 2001 ("Voting Record Date") who continue to be depositors on the date of the Special Meeting or any adjournment thereof ("Members") will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         At the Special Meeting, each Member will be entitled to cast one vote for every $100 or fraction thereof of the total withdrawal value of all of his or her accounts in the Bank as of the Voting Record Date up to a maximum of 1,000 votes. As of the Voting Record Date, the Bank had approximately ____ Members who are entitled to cast a total of approximately ______ votes at the Special Meeting.

         This proxy statement and related materials are first being mailed to Members on or about ____________, 2001.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL OUTSTANDING VOTES ELIGIBLE TO BE CAST AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE PLAN OF CONVERSION.


                                     PROXIES

         The Board of Directors of the Bank is soliciting the proxy which accompanies this proxy statement furnished to Members for use at the Special Meeting and any adjournment thereof. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with your instructions indicated thereon. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

         Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.


                                       2
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         Proxies may be solicited by officers, directors and employees of the
Bank personally, by telephone or further correspondence without additional compensation.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts ("IRA") and Keogh trusts established at the Bank, the beneficiary will need to direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to the Bank.

         THE BOARD OF DIRECTORS URGES EACH MEMBER AS OF THE CLOSE OF BUSINESS ON ____________, 2001 TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK OF THE COMPANY. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The Company's prospectus dated May __, 2001 is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "The Conversion." Such caption also describes the effects of the Conversion on the members of the Bank, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of the Bank. Upon consummation of the Conversion, the Charter of the Bank will be restated to reflect the Conversion, to provide for the issuance of capital stock and to provide for a liquidation account.

         Information regarding the Company and the Bank is set forth in the prospectus under the captions "Summary - Globe Bancorp, Inc." and "- Globe Homestead Federal Savings Association." The prospectus also describes the business and financial condition of the Bank under the captions "Business of Globe Homestead" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Globe Homestead," and the historical financial statements of the Bank are included in the prospectus. See also "Selected Financial and Other Data" in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Conversion, the historical capitalization of the Bank and the pro forma capitalization of the Company, and other pro forma data are set forth in the prospectus under the captions "How Our Net Proceeds Will Be Used," "Our Capitalization" and "Pro Forma Data," respectively.

         The prospectus also provides information regarding the names, ages, business experience and compensation of the Bank's directors and executive officer, as well as the benefit plans and proposed employment agreement. See "Management" in the prospectus.


                                       3
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                              REVIEW OF OTS ACTION

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the FEDERAL REGISTER, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. Section 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         You may request in writing a copy of the Plan of Conversion from the Bank. Any such requests should be directed to Thomas J. Exnicios, President, Globe Homestead Federal Savings Association, 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by the Bank by 4:00 P.M., Central Time, on ____________, 2001.


                              AVAILABLE INFORMATION

         The Bank has filed with the OTS an Application for Conversion pursuant to which it will convert to stock form in accordance with the terms of the Plan of Conversion. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20055, and at the office of the Regional Director of the OTS located at 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062.

         The Company has filed with the SEC a registration statement on Form SB-2 (File No. 333-__________) under the Securities Act with respect to the common stock being offered in the Conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and


                                       4
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regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as the Company). The address of the SEC's web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


                               -----------------

         PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

                               -----------------

         THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.








                                       5
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GLOBE HOMESTEAD FEDERAL                                          REVOCABLE PROXY
  SAVINGS ASSOCIATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBE HOMESTEAD FEDERAL SAVINGS ASSOCIATION (THE "BANK") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 2001 AND ANY ADJOURNMENT THEREOF.

         The undersigned, being a member of the Bank, hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Bank to be held at the Bank's main office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002 on ___________, 2001, at 11:00 A.M., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

         (1) To vote FOR or AGAINST a Plan of Conversion pursuant to which the Bank would be converted from a federally chartered mutual savings association to a federally chartered stock savings bank and issue all of its capital stock to a holding company, Globe Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock Charter and new Bylaws for the Bank.

                        FOR / /                      AGAINST / /


         (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.


         THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION IF NO CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.


                   (Continued and to be signed on other side)



                                       6
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                           (Continued from other side)




         ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE BANK EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Bank called for the _______ day of ____________ 2001 and a proxy statement for the Special Meeting prior to the signing of this proxy.


                              Date:                                       , 2001
                                    -------------------------------------



                                    -------------------------------------
                                    Signature


                                    -------------------------------------
                                    Signature


                                    Note: Please sign exactly your name appears on this proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.